Exhibit 10.2J

SUBLEASE

(Redwood City, California)

THIS SUBLEASE (this “Sublease”) is entered into as of November 5, 2024 (the “Effective Date”), by and between REVOLUTION MEDICINES, INC., a Delaware corporation (“Sublandlord”), and EDITCO BIO INC., a Delaware corporation (“Subtenant”). Sublandlord and Subtenant may each be referred to herein as a “Party”, and collectively, the “Parties”.

RECITALS

This Sublease is made with reference to the following recitals of essential facts:

A.
Sublandlord, as tenant, and HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Master Landlord”), as landlord, are parties to that certain Lease dated January 15, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 16, 2016 (the “First Amendment”), that certain Second Amendment to Lease dated April 17, 2020 (the “Second Amendment”), that certain Third Amendment to Lease dated November 1, 2021 (the “Third Amendment”), that certain Fourth Amendment to Lease dated March 24, 2023 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated August 3, 2023 (the “Fifth Amendment”), and that certain Sixth Amendment to Lease dated July 12, 2024 (the “Sixth Amendment”) (collectively, as amended, and as may be further amended, the “Master Lease”), a copy of which has been previously provided to Subtenant, for space located at 300, 700, 800 and 900 Saginaw Drive, Redwood City, California (the “Existing Premises”).
B.
If and when that certain Seventh Amendment to Lease (the “Seventh Amendment”) is fully executed and delivered by Sublandlord and Master Landlord pursuant to Section 34.1 of this Sublease, Sublandlord will lease, among other space leased by Sublandlord pursuant to the Master Lease, all of the building commonly known as 600 Saginaw Drive, Redwood City, California (the “Building”), containing approximately 46,961 rentable square feet, as more particularly described in the Seventh Amendment (the “Seventh Amendment Premises” and, together with the Existing Premises, the “Master Premises”), which Building is part of the Britannia Seaport Centre campus, as further described in the Master Lease (the “Project”), and the Seventh Amendment will be part of the Master Lease.
C.
Subject to the terms and conditions of this Sublease, including, without limitation, the mutual execution and delivery of the Seventh Amendment by Sublandlord and Subtenant, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, that certain portion of the Seventh Amendment Premises comprising approximately 23,481 rentable square feet, located on the first (1st) floor of the Building, as depicted in Exhibit A attached hereto (the “Subleased Premises”).
D.
Sublandlord may continue to lease and/or occupy that portion of the Master Premises which does not contain the Subleased Premises (the “Reserved Premises”) during the Sublease Term (as defined in Section 3).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.
RECITALS; CAPITALIZED TERMS. The foregoing recitals are hereby incorporated into this Sublease by this reference as if fully set forth herein. Capitalized terms used, but not defined, herein have the meanings set forth in the Master Lease.
2.
SUBLEASED PREMISES. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises. Additionally, Subtenant is hereby granted the nonexclusive right to use (a) the IDF Room (as defined in Section 32), and (b) the common areas of the Building and Project to the extent of Sublandlord’s rights to use of the same pursuant to the Master Lease, in common with Sublandlord and other tenants in the Project (collectively, the “Common Areas”), each throughout the Sublease Term (as defined in Section 3). Subtenant covenants that its use of the Subleased Premises and Common Areas shall at all times comply with any and all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord or Sublandlord from time to time.
3.
Sublease Term.
3.1.
Commencement and Expiration Dates. The term of this Sublease (the “Sublease Term”) shall be for three (3) years and shall commence upon the occurrence of both: (a) the mutual execution and delivery of the Seventh Amendment by Sublandlord and Master Lease pursuant to Section 34.1, and (b) Sublandlord’s receipt of the Landlord Consent (as defined in Section 34.2) (the date both such conditions are satisfied, the “Commencement Date”). Unless earlier terminated under any provision of the Master Lease or this Sublease, the Sublease Term shall continue until 11:59 Pacific time on the date which is the three (3)-year anniversary of the Commencement Date (the “Expiration Date”).
3.2.
Conditions to Delivery of Possession. Sublandlord shall deliver possession of the Subleased Premises to Subtenant upon the occurrence of all of the following: (a) the mutual execution and delivery of the Seventh Amendment by Sublandlord and Master Lease, (b) Sublandlord’s receipt of the Landlord Consent, (c) Sublandlord’s receipt of the first full month’s Rent (as defined in Section 6), plus Rent for any partial month in which the Commencement Date occurs (if the Commencement Date does not fall on the first day of a month), (d) Sublandlord’s receipt of the L/C Security (as defined in Section 8), (e) Sublandlord’s receipt of evidence that Subtenant carries the insurance required by the Master Lease and this Sublease, and (f) if Subtenant intends to use Hazardous Materials in the Subleased Premises, Subtenant shall have completed, and Master Landlord shall have approved, the Environmental Questionnaire attached as Exhibit E to the Master Lease.
3.3.
Confirmation of Dates. At any time during the Sublease Term, Sublandlord may deliver to Subtenant a notice in the form as set forth in Exhibit B, attached hereto, as a confirmation only of the information set forth therein, which Subtenant shall execute and return to Sublandlord within five (5) business days of receipt thereof; provided, that if such notice is not factually correct, then Subtenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Sublandlord within said five (5) business day period.
4.
BASE RENT. Beginning on the Commencement Date, Subtenant shall pay base rent to Sublandlord in the following amounts during the following periods (each payment, a monthly installment of “Base Rent”):

Months of Lease Term

Monthly Installment of Base Rent

Monthly Base Rental Per Rentable Square Foot

1*-3	$300,661.57	$12.80
4-9	$203,217.50	$8.65
10-12	$212,836.66	$9.07
13-21	$209,426.11	$8.92
22-24	$219,381.93	$9.34
25-33	$215,852.02	$9.19
34-36	$226,156.30	$9.63

*If the Commencement Date does not fall on the first day of the month, “Month 1” shall be the first full calendar month of the Lease term plus any partial calendar month in which the Commencement Date occurs. In the event “Month 1” is deemed to include such partial calendar month, Subtenant shall pay the prorated amount of the monthly installment of Base Rent due for such partial calendar month upon Subtenant’s execution of this Sublease.

5.
Direct Expenses and Other Reimbursements.
5.1.
Direct Expenses Reimbursement. In addition to paying Base Rent, beginning on the Commencement Date, Subtenant shall pay to Sublandlord, as additional rent, Subtenant’s Share of Direct Expenses on a monthly basis throughout the Sublease Term. As used in this Sublease, “Subtenant’s Share of Direct Expenses” means an amount which equals (a) fifty percent (50%) (“Subtenant’s Share”), multiplied by (b) the Direct Expenses attributable to the Seventh Amendment Premises payable by Sublandlord to Master Landlord pursuant to Article 4 of the Master Lease. Sublandlord shall promptly forward to Subtenant all Statements and Estimated Statements (as each term is defined in the Master Lease) for the Seventh Amendment Premises that Sublandlord receives from Master Landlord. Subtenant shall pay an estimated amount of Subtenant’s Share of Direct Expenses in the same manner as required of the “Tenant” under Section 4.4 of the Master Lease. If Sublandlord receives a credit for overpayment of Direct Expenses attributable to the Seventh Amendment Premises (a “Direct Expense Credit”) pursuant to Section 4.4.1 of the Master Lease, Subtenant shall receive a credit against the next installment of Rent due under this Sublease in an amount equal to Subtenant’s Share multiplied by the total Direct Expense Credit or, if the Sublease Term has ended, Sublandlord shall pay such amount to Subtenant within thirty (30) days of Sublandlord’s receipt of the Direct Expense Credit. If Sublandlord makes a payment to Master Landlord due to an underpayment of Direct Expenses attributable to the Seventh Amendment Premises (a “Direct Expense Shortfall”) pursuant to Section 4.4.1 of the Master Lease, Subtenant shall pay Sublandlord an amount equal to Subtenant’s Share multiplied by the total Direct Expense Shortfall together with the next installment of Rent due or, if the Sublease Term has ended, Subtenant shall pay such amount to Sublandlord within thirty (30) days of Subtenant’s receipt of an invoice therefor.
5.2.
Other Expense Reimbursements. Notwithstanding anything in this Sublease to the contrary, Subtenant shall pay to Sublandlord, together with its payment of Subtenant’s Share of Direct Expenses, 100% of the cost of: (a) any charges that apply solely to the Subleased Premises (e.g., real estate taxes on leasehold improvements therein), (b) late fees or penalties assessed against Sublandlord or Master Landlord as a result of Subtenant’s acts or omissions, (c) charges incurred as a result of excess or additional services provided by Master Landlord specifically requested by Subtenant for the Subleased Premises, or for the Master Premises without Sublandlord’s consent, (d) Subtenant’s Share of the cost of the Sublandlord Utilities (as defined in Section 13)(e) Subtenant’s Share of all costs and expenses incurred by Sublandlord for maintenance and repair of the Common Areas of the Building, the Building Systems (as defined in the Master Lease) and any other shared Building elements, (f) Subtenant’s prorata share of all costs and expenses incurred by Sublandlord for maintenance and repair of the emergency power generator located at the building known as 500 Saginaw Drive (the “500 Generator”), which 500 Generator also serves the Building (see Section 33), and (f) Subtenant’s Share of any other out-of-pocket costs and expenses incurred by Sublandlord under the Master Lease which are for the mutual benefit of Sublandlord and Subtenant.
6.
PAYMENT OF RENT. Base Rent, Subtenant’s Share of Direct Expenses, other reimbursements paid by Subtenant pursuant to Section 5 and any other amounts payable by Subtenant in connection with this Sublease are referred to in this Sublease as “Rent”. Except as otherwise expressly set forth in this Sublease, Rent shall be due and payable to Sublandlord without prior written notice or demand, in advance, without deduction or offset, in lawful money of the United States of America, on or before the first day of each calendar month during the Sublease Term. Rent shall be payable at Sublandlord’s address set forth herein, at such other place as Sublandlord may designate in writing to Subtenant, or pursuant to written electronic payment instructions delivered by Sublandlord to Subtenant. Rent for any period during this Sublease Term that is less than one (1) month shall be prorated based on a thirty (30) day month. Subtenant shall pay Rent for the first full month of the Sublease Term, plus Rent for any partial month in which the Commencement Date occurs (if the Commencement Date does not fall on the first day of a month), upon Subtenant’s execution of this Sublease.
7.
Delinquent Payments.
7.1.
Late Fee. Subtenant acknowledges that Subtenant’s late payment of Rent will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of such costs being difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Sublandlord. Accordingly, if Sublandlord does not receive a monthly installment of Rent within five (5) days of its due date, Subtenant shall pay to Sublandlord an additional sum of ten percent (10%) of the delinquent amount as a late charge, but in no event more than the maximum late charge allowed by law. The Parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublandlord will incur due to Subtenant’s late payment of Rent. Sublandlord’s acceptance of a late charge will not constitute a waiver of Subtenant’s default with respect to the delinquent amount or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or under applicable law.
7.2.
Interest. In addition to the late charges referred to above, if Sublandlord does not receive a monthly installment of Rent within five (5) days of its due date, the delinquent amount will bear interest from the date due until paid to Sublandlord by Subtenant at the rate of fifteen percent (15%) per annum or the maximum rate that Sublandlord may charge to Subtenant under applicable law, whichever is less. Sublandlord’s acceptance of interest payments will not constitute a waiver of Subtenant’s default with respect to the delinquent amount or prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or under applicable law.
8.
Letter of Credit.

Prior to the Commencement Date, Subtenant shall deliver a letter of credit (the “L/C Security”) to Sublandlord, naming Sublandlord as beneficiary, with a face amount of Eight Hundred Ninety-Four Thousand Three Hundred Twenty and 92/100 ($894,320.92) (the “L/C Amount”), which Sublandlord will hold as security for Subtenant’s faithful performance of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant during the period commencing on the Effective Date and ending upon the expiration or termination of Subtenant’s obligations under this Sublease, in accordance with the following:

8.1.
Form of Letter of Credit. Prior to the Commencement Date, Subtenant shall provide to Sublandlord, and maintain in full force and effect throughout the Term and until the date that is three (3) months after the then-current Expiration Date, a letter of credit in a form reasonably approved by Sublandlord, issued by an issuer reasonably satisfactory to Sublandlord, in the L/C Amount, with an initial term of at least one year, allow partial draws and be "callable" at sight, irrevocable and unconditional. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining the L/C Security.

Sublandlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Sublandlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Sublandlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Subtenant shall immediately deliver to Sublandlord (without the requirement of notice from Sublandlord) substitute L/C Security issued by an issuer reasonably satisfactory to Sublandlord, and otherwise conforming to the requirements set forth in this Section 8.1. As used herein with respect to the issuer of the L/C Security, “insolvent” means the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). Subtenant shall reimburse Sublandlord’s legal costs (as estimated by Sublandlord’s counsel) in handling Sublandlord’s acceptance of L/C Security or its replacement or extension.

8.2.
Drawings. If an Event of Default occurs under this Sublease, Sublandlord may draw upon the L/C Security, and hold, use, apply or retain all or any part of the proceeds of such draw for the payment of any Rent or any other sum in default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default (provided, however, that, with respect to any default that does not become an Event of Default until after the giving of notice, Sublandlord shall not be required to send a notice of default and may immediately draw on the entire L/C Security in the event any of the following events (i) through (ix) occurs or Sublandlord is otherwise prohibited from sending such notice pursuant to the Bankruptcy Code or other applicable law), and Sublandlord may, in addition, draw upon the L/C Security if (i) as of the date that is forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Expiration Date) Subtenant has not delivered to Sublandlord an amendment or replacement for such L/C Security, reasonably satisfactory to Sublandlord, extending the expiry date to the earlier of (1) three (3) months after the then-current Expiration Date or (2) the date that is one year after the then-current expiry date of the L/C Security, (ii) the L/C Security provides for automatic renewals, Sublandlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iii) Subtenant fails to pay (when and as Sublandlord reasonably requires) any bank charges for Sublandlord’s transfer of the L/C Security, (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Sublandlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier), (v) Subtenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), (vi) an involuntary petition has been filed against Subtenant under the Bankruptcy Code, (vii) the Sublease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Subtenant under the Bankruptcy Code, or the filing of an involuntary petition against Subtenant under the Bankruptcy Code, (xiii) Subtenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under federal or state laws, or Subtenant executes an assignment for the benefit of creditors, or (ix) Subtenant fails to replace the L/C Security when required by Section 8.2.1. If the L/C Security is drawn upon by Sublandlord, Subtenant shall, within ten (10) days following demand therefor, deliver to Sublandlord replacement L/C Security in compliance with Section 8.1, in an amount sufficient to restore the L/C Security to the full L/C Amount, and Subtenant’s failure to do so shall be a material breach of this Lease. This Section 8.2.3 does not limit any other provisions of this Sublease allowing Sublandlord to draw the L/C Security under specified circumstances.
8.3.
Wrongful Draw. Subtenant shall not seek to enjoin, prevent, or otherwise interfere with Sublandlord’s draw under L/C Security. Subtenant acknowledges that the only effect of a wrongful draw would be to substitute a cash security deposit for L/C Security, causing Subtenant no legally recognizable damage. Sublandlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash security deposit. In the event of a wrongful draw, the parties shall cooperate to allow Subtenant to post replacement L/C Security simultaneously with the return to Subtenant of the wrongfully drawn sums, and Sublandlord shall upon request confirm in writing to the issuer of the L/C Security that Sublandlord’s draw was erroneous.
8.4.
Transfers of Interest; Changes in Amounts. If Sublandlord transfers its interest in the Subleased Premises, then Subtenant shall at Subtenant’s expense, within five (5) business days after receiving a request from Sublandlord, deliver (and, if the issuer requires, Sublandlord shall consent to) an amendment to the L/C Security naming Sublandlord’s grantee as substitute beneficiary. If the required L/C Amount changes while L/C Security is in force, then Subtenant shall deliver (and, if the issuer requires, Sublandlord shall consent to) a corresponding amendment to the L/C Security.
8.5.
Security Deposit Laws. Sublandlord and Subtenant (i) acknowledge and agree that in no event or circumstance shall the L/C Security or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any laws applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the "Security Deposit Laws"), (ii) acknowledge and agree that the L/C Security (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (iii) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Subtenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Sublandlord may, in addition to the amounts specified in Section 8.2 above, claim those sums reasonably necessary to (a) compensate Sublandlord for any loss or damage caused by Subtenant’s breach of this Sublease, including any damages Sublandlord suffers following termination of this Sublease, and/or (b) compensate Sublandlord for any and all damages arising out of, or incurred in connection with, the termination of this Sublease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
8.6.
Survival. The provisions of this Section 8 shall survive the expiration or earlier termination of this Sublease.
9.
CONDITION OF SUBLEASED PREMISES. Subtenant (a) acknowledges that Subtenant has conducted a thorough inspection of the Subleased Premises and (b) agrees that the Subleased Premises are in good condition and repair and Subtenant accepts the Subleased Premises in their current “as is” condition with all faults. Subtenant hereby waives all warranties, whether express or implied (including warranties of merchantability or fitness for a particular purpose), with respect to the Subleased Premises. Except as expressly set forth in this Sublease, Sublandlord makes no representation or warranty of any kind with respect to the Subleased Premises, and Subtenant shall have full responsibility for making any desired repairs, installations, alterations or additions to the Subleased Premises. Any installations, alterations or additions which Subtenant desires to make to the Subleased Premises shall be subject to the prior written approval of both Master Landlord and Sublandlord and shall otherwise be constructed in accordance with all of the terms and conditions of the Master Lease, including, without limitation, Article 8 thereof.
10.
USE. Subtenant may use the Subleased Premises solely for the uses permissible under Article 5 of the Master Lease, and for no other use. Subtenant’s use of the Subleased Premises must at all times comply with the requirements of the Master Lease, and Subtenant shall not use the Subleased Premises in a manner that is in any way inconsistent with the Master Lease or in any way that disturbs Sublandlord’s use of the Reserved Premises or that might cause Sublandlord to be in breach of the Master Lease. Subtenant shall not commit or allow to be committed any waste upon the Project, Building or Subleased Premises, or any public or private nuisance or act which is unlawful. Subtenant shall not commit any act that will increase the then existing rate of insurance on the Project, Building or the Master Premises. Subtenant shall promptly pay upon demand the amount of any such increase in insurance rates caused by any act of Subtenant.
11.
COMPLIANCE WITH LAWS. Subtenant shall, at its sole cost and expense, promptly comply with all laws, ordinances and regulations with respect to Subtenant’s use, occupancy or improvement of the Subleased Premises, including, without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. §12101, et seq. (as amended, together with the regulations promulgated pursuant thereto) (collectively, “Applicable Laws”). Subtenant shall be responsible, at its sole cost and expense, to reimburse Sublandlord for any legal compliance costs incurred by Sublandlord with respect to the Subleased Premises as a result of Subtenant’s (a) specific use and occupancy of the Subleased Premises (as opposed to general office and research and development use), (b) obtaining any permit or license with respect to the Subleased Premises, or (c) making any installations, additions or alterations to the Subleased Premises.
12.
Compliance with Master Lease.
12.1.
Subtenant Covenants. Subtenant covenants that it will occupy the Subleased Premises in accordance with all of the terms and conditions of the Master Lease as they apply to the Subleased Premises and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever (collectively, “Claims”) arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease applicable to the Subleased Premises or this Sublease.
12.2.
Sublandlord Covenants. Sublandlord covenants that it will maintain the Master Lease during the entire Sublease Term, subject, however, to any earlier termination of the Master Lease without the fault of Sublandlord, and to comply with or perform or cause to be performed Sublandlord’s obligations with respect to the Reserved Premises and with any obligations with respect to the Subleased Premises not assumed by Subtenant hereunder. Sublandlord shall use commercially reasonable efforts to cause the Master Landlord to perform its obligations under the Master Lease, and shall cooperate with Subtenant in its efforts to obtain such performance (but Sublandlord shall not be required to commence litigation against Master Landlord to obtain such performance). Sublandlord hereby covenants (1) not to voluntarily surrender the Master Lease to Master Landlord as to the Subleased Premises, and (2) not enter into any amendment or other agreement with respect to the Master Lease which will prevent or adversely affect Subtenant’s use of the Subleased Premises in accordance with the terms of this Sublease, increase

Subtenant’s obligations or decrease Subtenant’s rights under this Sublease, shorten the term of this Sublease or increase the rental or any other sums Subtenant is required to pay under this Sublease.
12.3.
Subordination of Sublease. This Sublease is subject and subordinate to the Master Lease in all respects. If the Master Lease is terminated for any reason whatsoever, then this Sublease shall automatically terminate as if it expired by its terms (unless assumed by Master Landlord) and in such event neither Sublandlord nor Master Landlord shall have any liability whatsoever to Subtenant as a result of such termination, except that Sublandlord shall be liable to Subtenant for any such termination arising as a result of Sublandlord’s breach of the Master Lease through no fault of Subtenant. Subject to Sublandlord’s obligation to use commercially reasonable efforts to cause the Master Landlord to perform its obligations under the Master Lease as expressly provided in Section 12.2, under no circumstance shall Sublandlord be obligated to, or be responsible or liable in any way for, Master Landlord’s failure to, (a) perform any acts required to be completed by Master Landlord under the Master Lease, (b) supply any item, including, but not limited to, any utility or service to the Subleased Premises required to be supplied by Master Landlord under the Master Lease, or (c) complete any work or maintenance in the Subleased Premises, the Building or the Master Premises required to be completed by Master Landlord under the Master Lease; and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of Rent.
12.4.
Incorporation of Terms. Except as expressly provided in this Section 12.4, Subtenant hereby assumes and agrees to perform each and every obligation of Sublandlord under the Master Lease with respect to the Subleased Premises (and Sublandlord shall have the right to elect to require Subtenant to perform its obligations under the Master Lease directly to Master Landlord on prior written notice and Master Landlord’s consent to the same). Notwithstanding the foregoing, (i) to the extent of any inconsistencies between the express terms of this Sublease and the terms of the Master Lease incorporated herein by reference, the express terms of this Sublease shall control, and (ii) Subtenant shall have no renewal or extension rights, or rights to terminate the Master Lease, whether following a casualty or condemnation event, or otherwise. In addition, the following Articles, Sections and Exhibits of the Master Lease are not incorporated herein: (a) Sections 2.2, 3, 4, 5, 6, 8 and 12 of the Basic Lease Summary of the Original Lease; (b) Sections 1.3, 1.4, 2.2, 4.6, 8.5 (last two sentences only), 21, 23.1, 25, 29.18 (except as it applies to notices to Master Landlord), and 29.24 of the Original Lease; (c) any references to a “Tenant Work Letter” in the Master Lease; (d) Exhibits B, F and G of the Original Lease; (e) the First Amendment; (f) the Second Amendment (other than Section 7); (g) the Third Amendment (other than Sections 7 and 13, and the judicial reference clause in Section 13 thereof shall be applicable to this Sublease); (h) the Fourth Amendment (other than Section 7); (i) the Fifth Amendment; (j) the Sixth Amendment (other than Sections 7 and 11); and (k) and Sections 2.2, 3, 4, 6, 7, 9, 10, 12, 13, 14 and 17 of the Seventh Amendment. For the avoidance of doubt, references to Master Landlord in the following Articles, Sections and Exhibits of the Master Lease, which list is non-exclusive, refer only to Master Landlord and are not obligations of Sublandlord: 5.3.7, 7.4, 10.2, 11 (as amended), 13, 18 (last sentence thereof) and 29.29.
12.5.
Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Sublease.
13.
UTILITIES. Subtenant acknowledges that Sublandlord directly contracts for HVAC, water, electricity and gas to the Building (collectively, “Sublandlord Utilities”). Subtenant shall have the right to use Subtenant’s Share of the Sublandlord Utilities; provided Sublandlord shall not be responsible for providing any other services or utilities to the Subleased Premises, including, without limitation, internet or other telecommunications services. Subtenant shall pay Sublandlord for the Sublandlord Utilities pursuant to Section 5. Sublandlord shall not be responsible or liable in any way for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may or should be appurtenant or supplied to the Subleased Premises, including, without limitation, the Sublandlord Utilities, and no such failure will in any way excuse Subtenant’s performance under this Sublease, constitute a constructive eviction, or entitle Subtenant to any abatement of Rent (except as expressly provided in this Section 13). Notwithstanding the foregoing, if all or a material portion of the Subleased Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Subtenant to Sublandlord due to an interruption in Sublandlord Utilities that (a) does not result from a fire or other casualty event (which is governed by Section 11 of the Master Lease), a condemnation event (which is governed by Section 13 of the Master Lease), Force Majeure (as defined in the Master Lease), or from the acts or omissions of Subtenant, and (b) can be corrected through Sublandlord’s reasonable efforts, then, as Subtenant’s sole remedy, Base Rent shall be abated for the period beginning on the day immediately following such five (5) business day period and ending on the day such interruption to the Sublandlord Utilities ends, but only in proportion to the percentage of the rentable square footage of the Subleased Premises made untenantable or inaccessible and not occupied by Subtenant. Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay to Master Landlord or any service provider arising out of excess consumption by Subtenant or a request by Subtenant for additional building services. Sublandlord (i) may, at its sole discretion, install sub- or check-meters to measure Subtenant’s actual consumption of electricity, and (ii) if Sublandlord reasonably determines that Subtenant is using more than Subtenant’s Share of any Sublandlord Utilities, Sublandlord may, at Subtenant’s cost, install additional sub- or check-meters to measure Subtenant’s actual consumption of such Sublandlord Utilities, and, in either case, Subtenant shall thereafter pay to Sublandlord, as Rent, the actual, metered cost of such Sublandlord Utilities (at the cost charged by the applicable utility provider), in the same manner as required by Section 5.
14.
MAINTENANCE. Subtenant shall, at its sole cost and expense, perform all maintenance and repairs in the interior of the Subleased Premises that Sublandlord is required to perform under the Master Lease; provided, however, that, at Sublandlord’s option, or if Subtenant fails to make such repairs, Sublandlord may, but need not, make such repairs and replacements, and Subtenant shall pay Sublandlord’s costs or expenses arising from Sublandlord’s involvement with such repairs and replacements upon being billed for same.
15.
ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, mortgage, hypothecate, encumber or otherwise transfer this Sublease or sub-sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or otherwise Transfer (as defined in the Master Lease) the whole or any part of the Subleased Premises, including by operation of law (any of the foregoing, a “Sublease Transfer”), without in each case first obtaining the prior written consent of Sublandlord, not to be unreasonably withheld or delayed; it being agreed that it shall be deemed reasonable for Sublandlord to withhold or delay its consent to a Sublease Transfer if Master Landlord has withheld or delayed its consent to the same. No Sublease Transfer shall relieve Subtenant of any liability under this Sublease. Consent to any such Sublease Transfer shall not operate as a waiver of the necessity for consent to any subsequent Sublease Transfer. In connection with each request for a Sublease Transfer, Subtenant shall pay Sublandlord’s reasonable cost of processing such Sublease Transfer, including attorneys’ fees, and any fees or costs payable under the Master Lease, upon demand of Sublandlord (not to exceed the actual cost charged to Sublandlord by Master Landlord to review the request, plus up to $7,500 for Sublandlord’s review costs). Any assignee or subtenant shall assume all of Subtenant’s obligations under this Sublease and be jointly and severally liable with Subtenant hereunder. Any Sublease Transfer hereunder must comply with the Master Lease, including, without limitation, the consent of Master Landlord. Sublandlord shall have all of the rights of the “Landlord” under Article 14 of the Master Lease with respect to a Sublease Transfer, including any recapture or transfer premium sharing rights. Subtenant shall have the rights of the “Tenant”

under Section 14.8 of the Master Lease, provided Subtenant shall provide any notice or any other documentation required thereby to Sublandlord.
16.
Indemnity.
16.1.
By Subtenant. Subtenant shall, except to the extent caused by Sublandlord’s gross negligence or willful misconduct, indemnify, protect, defend and hold harmless Master Landlord and Sublandlord and their respective affiliates, officers, directors, employees, shareholders, agents, contractors, partners and lenders, from and against any and all Claims occurring within the Subleased Premises or arising out of, involving, or in connection with, (a) the use or occupancy of the Subleased Premises by Subtenant, (b) the acts or omissions of Subtenant or any of Subtenant’s invitees, agents or employees, (c) any breach of this Sublease by Subtenant, and (d) any violation of Applicable Laws caused by Subtenant. If any action or proceeding is brought against Master Landlord or Sublandlord by reason of any of the foregoing matters, Subtenant shall upon notice defend the same at Subtenant’s expense by counsel reasonably satisfactory to Master Landlord and Sublandlord.
16.2.
By Sublandlord. Sublandlord shall, except to the extent caused by Subtenant’s gross negligence or willful misconduct, indemnify, protect, defend and hold harmless Subtenant and its affiliates, officers, directors, employees, shareholders, agents, contractors, partners and lenders, from and against any and all Claims occurring within the Reserved Premises or arising out of, involving, or in connection with, (a) Sublandlord’s gross negligence or willful misconduct, and (b) any breach of this Sublease by Sublandlord. If any action or proceeding is brought against Subtenant by reason of any of the foregoing matters, Sublandlord shall upon notice defend the same at Sublandlord’s expense by counsel reasonably satisfactory to Subtenant.
16.3.
Survival. The indemnities in this Section 16 shall survive the expiration or earlier termination of this Sublease.
17.
EXEMPTION OF SUBLANDLORD FROM LIABILITY. Unless caused by Sublandlord’s gross negligence or willful misconduct or material breach of its obligations under this Sublease, none of Sublandlord or its affiliates, officers, directors, employees, shareholders, agents, contractors, partners and lenders shall be liable for injury or damage to the person or goods, wares, merchandise, or other property of Subtenant, Subtenant’s employees, contractors, invitees, customers, or any other person in or about the Master Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising from the Master Premises or from any other source or place, and regardless of whether the cause of damage or injury or the means of repairing the same is accessible. Notwithstanding anything to the contrary in this Sublease or the Master Lease, in no event whatsoever shall Sublandlord be liable for injury to Subtenant’s business or for any loss of income or profit therefrom or for any consequential, punitive or special damages.
18.
DAMAGE AND DESTRUCTION; CONDEMNATION. In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises or the Master Premises if damaged, destroyed or condemned as described in Article 11 or Article 13 of the Master Lease. To the extent any damage, destruction or casualty loss occurs in the Master Premises or Subleased Premises which entitles Sublandlord to terminate the Master Lease, Sublandlord may terminate the Master Lease (in which event this Sublease shall automatically terminate) without liability to Subtenant. With respect to damage, destruction or condemnation (as described in Article 11 or Article 13 of the Master Lease), Subtenant shall have no right to abatement of Rent under this Sublease unless Sublandlord is entitled to abatement of rent under the Master Lease with respect to the Subleased Premises.
19.
BROKERS. Sublandlord and Subtenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease, other than: (a) Jones Lang LaSalle, representing Sublandlord, and (b) CBRE, representing Subtenant (collectively, the “Brokers”). Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying Party's dealings with any real estate broker or agent other than the Brokers. The indemnities in this Section 19 shall survive the expiration or termination of this Sublease.
20.
NOTICES. Any notice, demand or request required or desired to be given under this Sublease to Sublandlord or Subtenant shall be in writing via (a) personal delivery, (b) First Class U.S. Mail, return receipt requested, (c) FedEx or other reputable overnight carrier, or (d) email (but only if a hard copy is sent within one (1) business day thereafter by one of the methods in the foregoing sections (a) through (c), unless the recipient acknowledges receipt by return email), and shall be addressed to the address of the Party to be served, as set forth in this Section 20. Notices sent by methods (a) through (c) will be deemed received upon actual receipt (or rejection of delivery) and notices sent by email will be deemed received on confirmation of sending by the sender’s email server. Either Party may from time to time, by written notice to the other Party in accordance with this Section 20, designate a different address than that set forth below for the purpose of notice. Upon receipt of any notice from Master Landlord, Subtenant shall promptly deliver a copy of such notice to Sublandlord in accordance with the terms and conditions of this Section 20.

Sublandlord:

Revolution Medicines, Inc. 700 Saginaw Drive

Attn: General Counsel Email:

with a copy to:

Procopio, Cory, Hargreaves and Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, CA 92130 Attn: David L. Crawford

Subtenant:

EditCo Bio, Inc. 600 Saginaw Drive

Attn: John Tan, CEO Email:

21.
DEFAULT. The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Subtenant: (a) Subtenant’s failure to pay Rent, where such failure shall continue for a period of three (3) days following Subtenant’s receipt of written notice thereof from Sublandlord; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161, (b) the occurrence of a material default or breach of the Master Lease due to Subtenant’s acts or omissions,; or (c) the occurrence of any of the events described in Section 19.1 of the Master Lease. Upon any Event of Default under this Sublease, Sublandlord shall have all of the remedies available to Master Landlord pursuant to the Master Lease, including without limitation the remedies enumerated in Article 19 of the Master Lease. All of Sublandlord’s rights and remedies herein enumerated or incorporated by reference above are cumulative, and none will exclude any other right or remedy allowed by law or in equity.
22.
SURRENDER. On the expiration or earlier termination of this Sublease, Subtenant shall, at its sole cost and expense, surrender and deliver up the Subleased Premises to Sublandlord, together with all improvements thereon, in the same condition as of the Commencement Date, broom clean, normal wear and tear, casualty damage, and Sublandlord’s and Master Landlord’s obligations excepted, and otherwise in accordance with the requirements of the Master Lease, including, without limitation, Article 15 of the Master Lease (as applied only to the Subleased Premises). Subtenant shall promptly provide Sublandlord with a copy of its Environmental Assessment prepared pursuant to Section 15.3 of the Master Lease. Unless Sublandlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Subleased Premises shall become the property of Sublandlord and shall be surrendered with the Subleased Premises at the expiration of the Sublease Term, except that, subject to the rights of Master Landlord under the Master Lease, Sublandlord may, by notice to Subtenant at the time of its consent thereto, require Subtenant to remove by the Expiration Date, or sooner termination of this Sublease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Subtenant or by Sublandlord for Subtenant’s benefit, and to repair any damage to the Subleased Premises arising from the removal.
23.
HOLDOVER. If Subtenant fails to surrender the Subleased Premises in accordance with the terms and conditions of this Sublease on or before the Expiration Date or earlier termination of this Sublease, such tenancy shall be from month-to-month only (if with Sublandlord’s written consent), or a tenancy at sufferance (if without Sublandlord’s written consent) and, in either case, at a rental rate that is one hundred twenty-five percent (125%) of the monthly Rent payable under this Sublease immediately prior to termination or expiration of this Sublease for the first month of hold-over and thereafter at a rate of one hundred fifty percent (150%) of the monthly Rent payable under this Sublease immediately prior to termination or expiration of this Sublease, and Sublandlord’s acceptance of hold-over Rent shall not constitute a renewal or extension of this Sublease. Notwithstanding any provision to the contrary contained in this Sublease, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of the Sublease Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant or collect damages in connection with any such holding over without Sublandlord’s prior written consent, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all Claims incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Subleased Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including without limitation one hundred percent (100%) of all holdover rent and other costs chargeable to Sublandlord pursuant to the Master Lease as a result of Subtenant’s holdover. The provisions of this Section 23 shall survive the expiration or earlier termination of this Sublease.
24.
PARKING. During the Sublease Term, Subtenant shall have non-exclusive use on a first come, first served basis of three (3) unreserved parking spaces per every one thousand (1,000) rentable square feet of the Subleased Premises, in accordance with Article 28 of the Master Lease. Subtenant’s right to use the parking spaces is expressly conditioned upon Subtenant’s compliance with all reasonable rules and regulations respecting parking established from time to time by Sublandlord or Master Landlord.
25.
SIGNAGE. Subtenant is not entitled to any signage in or on the Building or the Master Premises without the prior written consent of Sublandlord and Master Landlord. Notwithstanding the foregoing, Subtenant may, at its sole cost and expense, (a) install signage/branding in the common lobby of the Building, subject to Sublandlord’s approval of the design and location, not to be unreasonably withheld, conditioned or delayed, and (b) subject to Master Landlord’s consent, install “joint signage,” i.e. Subtenant’s name/logo, together with Sublandlord’s name/logo, both located on the monument sign outside, in front of the Building.
26.
GOVERNING LAW. The terms and provisions of this Sublease shall be construed in accordance with and governed by the laws of the State of California.
27.
PARTIAL INVALIDITY. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law.
28.
ATTORNEYS' FEES. If any Party commences litigation against another in connection with this Sublease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing Party shall be entitled to recover from the other Party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
29.
COUNTERPARTS AND ELECTRONIC SIGNATURES. This Sublease may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Sublease may be executed by a Party’s signature transmitted by email (including by Portable Document Format, DocuSign or other validated electronic signature methods), and copies of this Sublease executed and delivered by means of emailed and/or electronic signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All Parties hereto may rely upon emailed and/or electronic signatures (including signatures by Portable Document Format, DocuSign or other validated electronic signature methods) as if such signatures were originals. All Parties hereto agree that an emailed and/or electronic signature page may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.
30.
ENTIRE AGREEMENT. This Sublease, together with the Master Lease as incorporated or referenced herein, constitutes the entire agreement and complete understanding of the Parties with respect to the matters set forth herein and merges and supersedes all prior, oral and written, agreements and understandings, and all contemporaneous oral agreements and understandings, of any nature whatsoever with respect to such subject matter.
31.
PURCHASE AND SALE OF FF&E. As of the Commencement Date, Sublandlord shall purchase all of the furniture and equipment owned by Subtenant which is located on the second (2nd) floor of the Building and is itemized in Exhibit C attached hereto (the “FF&E”) for One Dollar and 00/100 Dollars ($1.00). On the Commencement Date or within five (5) days of request by Sublandlord thereafter, Subtenant shall deliver Sublandlord a bill of sale for the FF&E substantially in the form of Exhibit D attached hereto. Notwithstanding the foregoing, this Sublease shall be deemed a bill of sale and ownership of the FF&E shall automatically transfer to Sublandlord on the Commencement Date. Except as otherwise set forth herein, Seller shall transfer the FF&E to Buyer without recourse on an “AS IS”, “WHERE IS”, “WITH ALL FAULTS” basis, and without any express or implied representation or warranty whatsoever; provided, however, that Subtenant represents and covenants that it is the lawful owner of the FF&E, free from all liens, claims or encumbrances, and agrees to warrant and defend the title to the FF&E hereby conveyed against the just and lawful claims and demands of all persons claiming by or through Seller.
32.
IDF ROOM. During the Sublease Term, Subtenant shall have the right to access and utilize a portion (but not more than Subtenant’s Share) of the server and rack space in the individual distribution frame/telecommunications/IT room located on the second floor of the Building and depicted on the floor plan attached as Exhibit E attached hereto (the “IDF Room”). Rack space is subject to availability. Subtenant shall not modify or alter the IDF room. Any telecommunications wiring or other work in the IDF Room, or from the IDF Room to the Subleased Premises, must be done in accordance with the Master Lease, including, without limitation, Article 8 of the Master Lease, and is subject to the direction and consent of Master Landlord and Sublandlord, and must be removed upon Subtenant’s surrender of the Subleased Premises, if and to the extent required by the Master Lease or by Sublandlord. Subtenant shall give Sublandlord at least ten (10) days’ advanced notice of any such work and shall reasonably cooperate and coordinate such work with Sublandlord, its representatives and its contractors. Subtenant acknowledges that access to the IDF Room requires passage through occupied space; accordingly, all persons entering the second floor must be accompanied by a representative of Sublandlord. Sublandlord shall use reasonable efforts to make a representative available during reasonable times and upon advanced notice and the Parties shall reasonably coordinate such entry. Subtenant shall be solely responsible and liable for any of its equipment and wiring in the IDF Room and shall maintain the same in good order and repair at no cost to Sublandlord. Subtenant shall give Sublandlord at least twenty-four (24) hours’ written notice of the need to access the IDF Room, except in case of emergency, in which event Subtenant shall give Sublandlord oral and email notice as soon as possible. The Parties shall reasonably cooperate in their shared use of the IDF Room. Except to the extent caused by Sublandlord’s gross negligence or willful misconduct, none of Sublandlord or its affiliates, officers, directors, employees, shareholders, agents, contractors, partners and lenders shall be liable for injury or damage to the person or goods, wares, merchandise, or other property of Subtenant, Subtenant’s employees, contractors, invitees located in the IDF Room or resulting from Subtenant’s use of the Reserved Premises to access the IDF Room. Subtenant’s indemnification obligations in Section 16.1 shall apply to Subtenant’s use of the IDF Room and Subtenant’s use of the Reserved Premises to access the IDF Room.
33.
GENERATOR. During the Sublease Term, Subtenant shall have the right to connect to and utilize Subtenant’s prorata share of the 500 Generator (as reasonably determined by Sublandlord based on the ratio that the rentable square footage of the Premises bears to the rentable square footage of the Building and the building located 500 Saginaw Drive and/or based on energy draw or capacity), subject to Master Landlord’s consent and conditions. Sublandlord will maintain and repair the 500 Generator. Subtenant shall pay, as Rent, Subtenant’s prorata share of all costs and expenses incurred by Sublandlord for taxes, permit fees, insurance, maintenance, repair, replacement or other costs of the 500 Generator, as Rent, in accordance with Section 5.2. Sublandlord shall not be liable for any damages whatsoever resulting from any failure in operation of the 500 Generator, or the failure of the 500 Generator to provide suitable or adequate back-up power to the Subleased Premises, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Subleased

Premises and any and all income derived or derivable therefrom. Subtenant’s indemnification obligations in Section 16.1 shall apply to Subtenant’s use of the 500 Generator.
34.
Conditions Precedent.
34.1.
Seventh Amendment to Master Lease. This Sublease is subject to and contingent upon and shall be of no force or effect until Sublandlord and Master Landlord have each executed and delivered the Seventh Amendment. In the event Master Landlord and/or Subtenant do not so execute and deliver the Seventh Amendment within sixty (60) days of the Effective Date, Sublandlord may terminate this Sublease upon written notice to the Subtenant after the expiration of such sixty (60) day period, but before the Seventh Amendment is fully executed and delivered by Sublandlord and Master Landlord. If this Sublease is so terminated, Sublandlord shall promptly return any prepaid Rent and the Security Deposit to Subtenant. If and when the Seventh Amendment is mutually executed and delivered by Sublandlord and Master Landlord, the term “Master Lease,” as used in this Sublease, shall mean the Master Lease as amended by the Seventh Amendment. Nothing in this Sublease shall be deemed to obligate Sublandlord to execute the Seventh Amendment or agree to any particular terms therein, each of which shall be within Sublandlord’s sole and absolute discretion.
34.2.
Master Landlord Consent. This Sublease is subject to and contingent upon and shall be of no force or effect until Master Landlord’s execution of a written consent to this Sublease in a form reasonably acceptable to the Parties hereto (the “Landlord Consent”), which the Parties acknowledge may be contained in the Seventh Amendment or may be by separate agreement among Sublandlord, Subtenant and Master Landlord, in Master Landlord’s sole discretion. In the event Master Landlord does not so consent within thirty sixty (60) of the Effective Date, Sublandlord may terminate this Sublease upon written notice to Subtenant after the expiration of such sixty (60) day period, but before Master Landlord delivers the Landlord Consent. If this Sublease is so terminated, Sublandlord shall promptly return any prepaid Rent and the Security Deposit to Subtenant.

[Signature page follows]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date and year set forth above.

SUBLANDLORD:
REVOLUTION MEDICINES, INC., a Delaware corporation

By:	/s/Mark A. Goldsmith	Name:	Mark A. Goldsmith
Title:	President and CEO

SUBTENANT:
EDITCO BIO, INC., a Delaware corporation

By:	/s/John Tran	Name:	John Tan
Title:	CEO

Exhibit A

Subleased Premises

Exhibit B

NOTICE OF SUBLEASE TERM DATES

To:	EditCo Bio, Inc.
600 Saginaw Drive, Suite 100
Redwood City, California 94063

Re:

Sublease dated , 2024 (the “Sublease”), between Revolution Medicines, Inc., a Delaware corporation (“Sublandlord”), and EditCo Bio, Inc., a Delaware corporation (“Subtenant”) concerning Suite 100 on floor(s) one of the building located at 600 Saginaw Drive, Redwood City, California.

In accordance with the Sublease, the parties confirm as follows:

1.
The Commencement Date occurred on .
2.
Sublandlord has delivered and Subtenant has accepted possession of the Subleased Premises.
3.
Rent commenced to accrue on , in the amount of .
4.
The Expiration Date will occur on , unless sooner terminated in accordance with the Sublease.

Exhibit C

FF&E Inventory

Office Space

-
61 desks
-
48 monitors
-
58 chairs

Conference room

-
21 chairs
-
41 tall stools

Kitchen

-
18 tables
-
30 chairs
-
34 tall stools
-
5 medium stools

Exhibit D

Bill of Sale

THIS BILL OF SALE (this “Bill of Sale”) is executed as of November 5, 2024, by EDITCO BIO, INC., a Delaware corporation (“Seller”), for the benefit of REVOLUTION MEDICINES, INC., a Delaware corporation (“Buyer”).

Bill of Sale

For One and 00/100 United States Dollars (U.S.$1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, transfers and conveys to Buyer all of Seller’s right, title and interest in the furniture, fixtures, equipment and other personal property listed on Schedule 1 attached hereto and made a part hereof (the “FF&E”). Seller covenants that it is the lawful owner of the referenced FF&E, free from all liens, claims or encumbrances, and agrees to warrant and defend the title to the FF&E hereby conveyed against the just and lawful claims and demands of all persons claiming by or through Seller. Except as otherwise set forth herein, this Bill of Sale is made by Seller without recourse on an “AS IS”, “WHERE IS”, “WITH ALL FAULTS” basis, and without any express or implied representation or warranty whatsoever.

Seller and Buyer are parties to that certain Sublease dated as of November 5, 2024 (the “Sublease”). Except as otherwise directed by Buyer, Seller may deliver the FF&E by leaving the FF&E in the second (2nd) floor of the Building (as defined in the Sublease) as of the Commencement Date (as defined in the Sublease), and risk of loss shall pass from Seller to Buyer with respect thereto upon said Commencement Date. If any FF&E remains in any part of the Reserved Premises (as defined in the Sublease) as of the Commencement Date but is not listed in Schedule 1, such FF&E will be deemed sold to Buyer pursuant to this Bill of Sale regardless of such exclusion.

[Remainder of this page intentionally left blank.]

In Witness Whereof, Seller has executed this Bill of Sale as of the date and year first above written.

SELLER:
EDITCO BIO, INC., a Delaware corporation

By:	/s/John Tran	Name:	John Tan
Title:	CEO

Exhibit E

IDF Room